Exhibit 23.1

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Gannett Co., Inc. (Gannett):

Form S-8 (No. 2-63038),

Form S-8 (No. 2-84088),

Form S-8 (No. 33-15319),

Form S-8 (No. 33-28413),

Form S-8 (No. 33-35305),

Form S-8 (No. 33-64959),

Form S-8 (No. 333-04459),

Form S-8 (No. 333-60402),

Form S-8 (No. 333-61859),

Form S-8 (No. 333-66051),

Form S-8 (No. 333-83426),

Form S-8 (No. 333-90309),

Form S-8 (No. 333-105029),

Form S-8 (No. 333-107240),

Form S-8 (No. 333-115135), and

Form S-3 (No. 333-136007);

and in the related Prospectuses of our reports dated February 23, 2007, with respect to the 2006 and 2005 consolidated financial statements and schedule of Gannett, Gannett management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gannett, all included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

McLean, Virginia

February 23, 2007